AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 30, 1999
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               LECROY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                         13-2507777
   (State or Other Jurisdiction            (I.R.S. Employer
 of Incorporation or Organization)        Identification No.)

            700 CHESTNUT RIDGE ROAD, CHESTNUT RIDGE, NEW YORK 10977
              (Address of Principal Executive Offices) (ZIP Code)

                             ----------------------

        LeCroy Corporation 1998 Non-Employee Director Stock Option Plan
                            (Full title of the Plan)

                             ----------------------
            LUTZ P. HENCKELS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               LECROY CORPORATION
                            700 CHESTNUT RIDGE ROAD
                         CHESTNUT RIDGE, NEW YORK 10977
                                 (914) 425-2000
       (Name,address, including ZIP code, and telephone number, including area code, of agent for service and registrant's principal executive offices)


                                    Copy to:
                             ROGER D. FELDMAN, ESQ.
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 951-8000


                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                               PROPOSED         PROPOSED
                                 AMOUNT        MAXIMUM          MAXIMUM         AMOUNT OF
           TITLE OF              TO BE      OFFERING PRICE      AGGREGATE      REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED    PER SHARE (1)  OFFERING PRICE (1)     FEE
-------------------------------------------------------------------------------------------
     Common Stock,
     $.01 par value             500,000       $14.50          $7,250,000       $2,015.50
===========================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock, $0.01 par value per share, reported by the Nasdaq National Market on November 29, 1999.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by LeCroy Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 1999;

     2. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1999 fiscal year; and

     3. The descriptions of the Registrant's Common Stock that are contained in the registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereby have been sold or that deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Each of Roger D. Feldman and Brian Keeler, both of whom are partners in Bingham Dana LLP, legal counsel to the Registrant, is an Assistant Secretary of the Registrant. As of the date of filing hereof, Mr. Feldman holds, as trustee of certain trusts, an aggregate of 78,989 shares of the Registrant's Common Stock. Mr. Feldman disclaims beneficial ownership of such shares. Additionally, Mr. Keeler owns 300 shares of the Registrant's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The Registrant's Certificate of Incorporation and By-laws provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                         Description


4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, Registration
        No. 33-95620).

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-1, Registration No. 33-95620).

5 Opinion of Bingham Dana LLP as to legality of securities being registered.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

23.2    Consent of Ernst & Young LLP.

24 Power of Attorney (included on the signature pages of this Registration Statement)

ITEM 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Chestnut Ridge, State of New York, on November 30, 1999.


                         LECROY CORPORATION


                         By:    /s/  Lutz P. Henckels
                            -----------------------------------
                         Name:  Lutz P. Henckels
                         Title: President, Chief Executive Officer and Director



                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Lutz P. Henckels, John C. Maag and Roger D. Feldman, and each of them singly, acting alone and without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in each of them, for him and his name, place and stead, and in any and all capacities, to do and perform any and all acts and to sign any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

        SIGNATURE                           CAPACITY(-IES)                      DATE


  /s/  Charles A. Dickinson             Chairman of the Board               November 30, 1999
----------------------------            of the Board of Directors
     CHARLES A. DICKINSON


  /s/  Lutz P. Henckels                 President, Chief Executive          November 30, 1999
----------------------------            Officer and Director
     LUTZ P. HENCKELS


  /s/  John C. Maag                     Vice President--Finance,             November 30, 1999
----------------------------            Chief Financial Officer,
     JOHN C. MAAG                       Secretary and Treasurer
                                        (Principal Financial and
                                        Accounting Officer)





  /s/  Robert E. Anderson               Director                            November 30, 1999
----------------------------
     ROBERT E. ANDERSON



  /s/  Douglas A. Kingsley              Director                            November 30, 1999
----------------------------
     DOUGLAS A. KINGSLEY



  /s/  Walter O. LeCroy, Jr.            Director                            November 30, 1999
----------------------------
     WALTER O. LECROY, JR.



  /s/  William G. Scheerer              Director                            November 30, 1999
----------------------------
     WILLIAM G. SCHEERER



  /s/  Allyn C. Woodward, Jr.           Director                            November 30, 1999
----------------------------
     ALLYN C. WOODWARD, JR.




                                 EXHIBIT INDEX


Exhibit No.                            Description


4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, Registration
        No. 33-95620).

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-1, Registration No. 33-95620).

5 Opinion of Bingham Dana LLP as to legality of securities being registered.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

23.2    Consent of Ernst & Young LLP.

24 Power of Attorney (included on the signature pages of this Registration Statement)